EXHIBIT 32

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Life Time Fitness, Inc.

Dated:	April 29, 2014

/s/ Bahram Akradi
Bahram Akradi
Chairman of the Board of Directors, President and Chief Executive Officer

/s/ Eric J. Buss
Eric J. Buss
Executive Vice President and Interim Chief Financial Officer